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                                                                    EXHIBIT 10.4

                                PROMISSORY NOTE

US $350,000                                                 Round Lake, New York
                                                                January 13, 1999

     FOR VALUE RECEIVED, the undersigned maker, 35 CAROLINE CORP., a corporation formed and existing under the laws of the State of New York, and having an office at 49 Burlington Avenue, Round Lake, NY 12151 (the "BORROWER"), hereby unconditionally promises to pay to the order of ALLAN GREENSTEIN and RICHARD MORRELL, with addresses of 38 Mitchell Drive, Toms River, NJ 08755 and 49 Burlington Avenue, Round Lake, NY 12151, respectively (together the "LENDER"), or at such other place as the Lender may specify from time to time, in lawful money of the United States of America and in immediately available funds, the principal amount of Three Hundred Fifty Thousand Dollars ($350,000) in one hundred eighty (180) installments of Three Thousand Five Hundred ($3,500) Dollars each, commencing February 13, 1999 until January 13, 2014, (the "MATURITY DATE"), provided, however, that no default hereunder is existing.

     Interest shall accrue on the unpaid principal amount of this Promissory Note (the "NOTE") from the date of this Note until such principal amount is paid in full at the per annum rate equal to 8.7594% (the "LENDING RATE"). For the purposes of this Note, an "INTEREST PERIOD" shall be (i) in the case of the first Interest Period, beginning on the date hereof and ending on the first day of the next calendar month, and (ii) in the case of all other Interest Periods, beginning on the last day of the immediately preceding Interest Period and ending on the first day of each calendar month thereafter; provided, however, that no Interest Period shall extend beyond the Maturity Date. Interest on this Note shall be payable on the last day of each Interest Period and upon the Maturity Date.

     Any principal amount of this Note which is not paid when due, and any interest and other payments not paid within ten (10) days from the date it is due (whether each is due as stated, by acceleration or otherwise), shall bear interest, payable on demand, until payment in full of such amounts at the rate per annum equal to the Lending Rate plus 5% (collectively, the "DEFAULT RATE"), after as well as before judgment. Interest shall be calculated on the basis of a 365-day year for the actual number of days elapsed. Any change in the interest rate on this Note shall become effective as of the opening of business on the day on which such change in the Lending Rate becomes effective. The Lender shall, within seven (7) days of such change, notify the Borrower in writing of the effective date and the amount of each such change in the Lending Rate; provided, however, that any failure by the Lender to give the Borrower any such notice shall not affect the application of such change in the Lending Rate. Each determination of an interest rate by the Lender pursuant to any provision of this Note shall be, absent manifest error, presumed to be correct.
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     Whenever any payment on this Note shall be stated to be due on a day which is not a business day, such payment shall be made on the next succeeding business day and such extension of time shall be included in the computation of the payment of interest on this Note.

     In no event shall the interest rate on this Note exceed the maximum interest rate permitted by applicable law. If, notwithstanding, interest in excess of said maximum rate shall be paid hereunder, the excess shall be retained by the Lender as a prepayment of all or part of the unpaid balance of principal. The Borrower may prepay this Note, in whole or in part, at any time at par, without any penalty or premium.

     If at any time (a) the Borrower fails to pay when due any principal or any interest of this Note or any other amount payable hereunder; or (b) any representation or warranty made by the Borrower in this Note proves to have been incorrect; or (c) the Borrower becomes insolvent or unable to pay its debts as they mature, or consents to the appointment of a custodian, trustee, intervenor or receiver for it or for all or a substantial part of its property, or any such custodian, trustee, intervenor or receiver is appointed; or (d) bankruptcy, dissolution, reorganization, intervention, arrangement or liquidation proceedings (or proceedings similar in purpose or effect) are instituted by or against the Borrower; or (e) a warrant of attachment or execution or similar process against any substantial part of the assets of the Borrower is issued; or (f) the Borrower is dissolved or becomes incompetent (any event listed in clauses (a) through (f) inclusive being an "EVENT OF DEFAULT"); then Lender shall be entitled, upon the occurrence of any such Event of Default, by notice of default given to the Borrower, to retain any and all payments previously made pursuant to this Note and all amounts owing pursuant to this Note shall immediately become due and payable. Any amount not paid when due shall continue to bear interest from the due date at the Default Rate or the highest rate then permitted by law (if the Default Rate is then in excess of the maximum rate).

     The Borrower hereby waives diligence, presentment, protest, demand and notice of every kind and, to the fullest extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder. The non-exercise by the Lender of any of its rights under this Note in any particular instance shall not constitute a waiver hereof in that or any subsequent instance. The acceptance by the Lender of any partial payment shall not constitute a waiver of any default or of any of the Lender's rights under this Note. This Note may not be changed or terminated orally. This Note shall bind the heirs, legal representatives, successors and assigns of the undersigned and shall enure to the benefit of the Lender and its successors and assigns.

     The Borrower promises to pay all costs and expenses, including all reasonable attorneys' fees and disbursements, incurred in the collection and enforcement of this Note. The Borrower hereby agrees to indemnify the Lender, its officers, directors, employees, agents, counsel or representatives and to hold the Lender and such other

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parties harmless from any loss, liability, cost or expense that the Lender may sustain or incur as a consequence of, in connection with, arising out of or relating to this Note.

        Any and all payments by the Borrower under this Note shall be made (i) without setoff, defenses or counterclaim, and (ii) free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of the Lender, taxes imposed on or in respect of its income (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings, penalties and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender, upon receipt of a certificate from the Lender (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this paragraph), the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

        Any notice, request, demand, statement, authorization, approval or consent required or permitted under this Note shall to the address above or to such other address as either party may specify by notice given in accordance with this paragraph, be in writing and be made by, and deemed duly given upon,
(a) deposit in the United States mail, postage prepaid, registered or certified, return receipt requested, such delivery to be effective upon service, (c) delivery by an overnight courier of recognized reputation (such as Federal Express), such mailing to be effective one (1) business days after mailing, or (d) transmission by telecopier, such delivery to be effective upon receipt of a confirmation of transmission.

        Time is of the essence with respect to every provision hereof. Each provision of this Note shall survive until all amounts due are paid to Lender's satisfaction and are not subject to any preference period, shall be interpreted as consistent with existing law and shall be deemed amended to the extent necessary to comply with any conflicting law. If a court deems any provision invalid, the remainder of this Note shall remain in effect. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

        This Note shall be governed by, and construed an interpreted in accordance with, the laws of the State of New York, without regard to its conflicts of law provisions.

        In any action or other legal proceeding relating to this Note, the Borrower (i) consents to the personal jurisdiction of any State or Federal court located in the State of New York, (ii) waives objection to the laying of venue, (iii) waives personal service of process, (iv) consents to service of process by registered or certified mail directed to

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the Borrower at the last address shown in the Lender's records relating to this
Note, with such service of process to be deemed completed five days after mailing and (v) waives any right to trial by jury with respect to this Note or to assert any counterclaim or setoff or recoupment with respect to this Note. In any proceeding, a copy of this Note kept in the Lender's course of business shall be admitted into evidence as an original.

     THIS WRITTEN NOTE CONSTITUTES THE ENTIRE AND FINAL AGREEMENT BETWEEN THE PARTIES, AND SUPERSEDES ALL PRIOR WRITTEN AGREEMENTS AND ALL PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES REGARDING ALL ISSUES ADDRESSED IN THIS NOTE.

     IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the day and year and at the place first above written.



                                   35 CAROLINE CORP., a New York corporation



                                   By:  /s/ R W MORRELL
                                       -------------------------------------
                                   Name: R W Morrell
                                   Title: Pres.


                                        /s/ ESTELLE T. GENEST
                                       -------------------------------------
                                                 Estelle T. Genest
                                          Notary Public, State of New York
                                              Registration No. 5031522
                                            Qualified in Saratoga County
                                              Commission Expires 8-8-00


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